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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                 33-23473                    11-2917728

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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)

                                                          of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

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NA

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01     Other Events

On November 16, 2006, Cordia Corporation (“Cordia”) Cordia held a conference call, the topic of which was its quarter ended September 30, 2006 results.  The conference call contained reference to Cordia’s EBITDA for that period.

Consistent with Securities and Exchange Commission's Regulation G, the following table provides a reconciliation of Cordia's EBITDA for the three months ending September 30, 2006 and 2005, to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is not a measure under GAAP, is not meant to be a replacement for GAAP and should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. We have included EBITDA data to assist in understanding our operating results. EBITDA is a measure commonly used in the telecommunications industry, and many securities analysts use EBITDA as a way of evaluating our financial performance.

	For the Three Months
	Ending September 30

Reconciliation of EBITDA with net income	2006	2005

Net income	$ (932,409)	$ 458,502

Net interest (income) expense	(5,816)	(10,169)

Minority interest in loss of subsidiary	(9,918)	-

Income tax (benefit) expense	(29,554)	-

Depreciation and amortization	271,130	94,954

EBITDA	$ (706,567)	$ 543,287

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                             Cordia Corporation

                                                                                                                              By: /s/ Joel Dupré

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Date: November 16, 2006                                                                                    Joel Dupré, Chief Executive Officer,

                                                                                                                               Duly Authorized Officer